Exhibit 99.1

2835 Miami Village Drive Miamisburg, OH 45342

NEWS RELEASE

For media information:	For investor information:

Dian Terry	Gregg Swearingen
(937) 242-4781	(937) 242-4600
dian.terry@teradata.com	gregg.swearingen@teradata.com

November 4, 2008

Teradata Announces 2008 Third Quarter Results

•	Gross margin improved 180 basis points from the prior year period

•	GAAP Earnings per share of $0.33 versus $0.16 in the third quarter of 2007

•	Non-GAAP earnings per share of $0.36 versus $0.29 in the year-ago period(1a)

•	Year-to-date “Cash from Operations” of $322 million versus $289 million in 2007

MIAMISBURG, Ohio – Teradata Corporation (NYSE: TDC), the world’s largest company solely focused on data warehousing and enterprise analytics, today reported revenue of $439 million for the third quarter of 2008, the same as reported in the third quarter of 2007. Included in the year-over-year comparison was 1 percentage point of benefit from currency translation.(2)

Gross margin in the third quarter was 54.0 percent versus 52.2 percent in the third quarter of 2007. The gross margin improvement was due to a favorable mix of transactions, contribution from maintenance services and the benefit of currency translation. Teradata drove gross margin improvement in both its products and services businesses.

Teradata’s 2008 third-quarter net income was $60 million, or $0.33 per share, which compared to $29 million, or $0.16 per share, in the third quarter of 2007. Included in Teradata’s 2008 third quarter results was a $3 million impairment charge ($0.01 per share) to write down the value of a historical equity investment and a $3 million increase in the income tax provision ($0.02 per share) related to Teradata’s filing of its 2007 federal income tax return in the third quarter of 2008. Excluding these items, non-GAAP earnings per share was $0.36 in the third quarter 2008.(1a)

Teradata’s results in the third quarter of 2007 included $15 million ($0.07 per share) of costs associated with Teradata’s spin-off from NCR Corporation and a $10 million ($0.06 per share) increase in the income tax provision related to the tax rate change in Germany. Excluding these items, Teradata’s 2007 third quarter non-GAAP earnings per share was $0.29.(1a)

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“We had a good quarter in terms of margins and earnings growth,” said Mike Koehler, president and chief executive officer of Teradata Corporation. “Revenue growth in the third quarter was challenged due to the change in currency exchange rates and the difficult comparison with the strong growth generated in the third quarter of 2007. However, we were encouraged with the growth we saw in our Americas region.

“Teradata is well positioned relative to the market. In today’s economic environment, companies are increasingly looking to integrate and centralize data to reduce costs and get a complete view of their customers, products, risk and financials. This is core to what Teradata provides to its customers.

“However, given the changes in currency exchange rates and business conditions, we are lowering our full-year revenue guidance by 4 percentage points and are reducing our earnings per share expectations accordingly.

“We are continuing to invest to further strengthen our longer term market position while simultaneously managing costs. We’ve increased the number of purpose-built data warehouse platforms we offer and are increasing the number of sales territories to extend our market reach for the years to come.”

Regional Operating Segment Results

Teradata reports its results in three regional operating segments.

North America and Latin America (Americas)

Teradata generated $253 million of revenue in its Americas region in the third quarter of 2008, up 3 percent from $245 million in the third quarter of 2007. The revenue increase in the Americas region was led by growth in Teradata’s maintenance business and higher product revenue.

Gross margin in the Americas region in the third quarter of 2008 was 56.9 percent, up 2.6 points from 54.3 percent in the third quarter of 2007. Gross margin in the Americas improved due to increased contribution from maintenance and product revenue and a favorable deal mix versus the prior year period.

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Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the third quarter of 2008 was $106 million, down 9 percent from $116 million generated in a very strong third quarter of 2007 in which revenue increased 32 percent from the third quarter 2006. Services revenue increased, while product revenue declined. Currency translation benefited the year-over-year revenue comparison in the EMEA region by 2 percentage points.

Gross margin in the EMEA region in the third quarter of 2008 was 51.9 percent, a 100 basis point increase from 50.9 percent in the third quarter of 2007. Gross margin in the EMEA region improved primarily due to deal mix in the quarter and currency.

Asia Pacific / Japan (APJ)

Teradata generated $80 million of revenue in its APJ region in the third quarter of 2008, a 3 percent increase from $78 million reported in the third quarter of 2007. Revenue was up with growth in services more than offsetting declines in product revenue. The year-over-year revenue comparison in the APJ region benefited from 3 percentage points of currency translation.

Gross margin in the APJ region in the third quarter of 2008 was 47.5 percent, a slight increase from the 47.4 percent generated in the third quarter of 2007.

Company Operating Results

Operating Income

Third quarter of 2008 operating income was $86 million, compared to $66 million in the third quarter of 2007. Included in the third quarter of 2008 results was $6 million of recurring incremental costs associated with Teradata operating as an independent publicly-traded company. Included in the third quarter of 2007 operating income was $15 million of costs associated with Teradata’s spin off from NCR Corporation. Excluding the spin-off costs from the third quarter of 2007, the $86 million of operating income in the third quarter of 2008 compared favorably to $81 million in the third quarter of 2007.(1b)

When comparing operating results excluding the 2007 spin-off costs, a favorable deal mix and the benefit of currency translation more than offset lower product revenue, higher sales and marketing expense and the incremental recurring costs associated with Teradata operating as an independent, publicly-traded company.

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Other Items

Interest income of $3 million in the third quarter of 2008 was more than offset by $4 million of other expense, which included a $3 million impairment charge related to the previously discussed equity investment impairment.

The effective tax rate in the third quarter of 2008 results was 29 percent versus 56 percent in the third quarter of 2007. However, the tax rate in the third quarter of 2008 included a $3 million federal income tax accrual adjustment, or approximately 3 percent, related to the filing of the 2007 federal income tax return, while the third quarter of 2007 included a 21 percent tax rate adjustment related to spin-off-related items and Germany’s tax rate change in 2007. Teradata continues to expect its full-year effective tax rate for 2008 to be approximately 26 to 27 percent.

Cash From Operations

During the third quarter of 2008, Teradata generated $94 million of cash from operations, the same as generated in the third quarter of 2007. Capital expenditures of $15 million were lower compared to $23 million in the third quarter of 2007. Teradata generated $79 million of free cash flow (cash from operations less capital expenditures and additions to capitalized software) in the third quarter of 2008, versus $71 million in the same period last year.(1c)

	For the periods ended September 30
	(in millions)
	Three Months		Nine Months
	2008	2007	2008	2007
Cash provided by operating activities (GAAP)	$94	$94	$322	$289

Less capital expenditures for:
Expenditures for property and equipment	(2)	(12)	(13)	(27)
Additions to capitalized software	(13)	(11)	(45)	(37)

Total capital expenditures	(15)	(23)	(58)	(64)

Free cash flow (non-GAAP measure) (1c)	$79	$71	$264	$225

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Balance Sheet

As of September 30, 2008, Teradata had $378 million in cash and short-term investments, an increase of $11 million from June 30, 2008. Free cash flow generation more than offset the use of cash for share repurchases during the quarter. The company repurchased approximately 2.7 million shares for $65 million in the third quarter. Year-to-date, the company repurchased approximately 5.6 million shares for $137 million.

Teradata had no short- or long-term debt outstanding as of Sept 30, 2008.

2008 Outlook

Given the changes in currency exchange rates and the slowing of the global economic environment, Teradata now expects 2008 full-year revenue growth in the 1 to 4 percent range, with GAAP earnings per share expected to be $1.27 to $1.37. Excluding the asset impairment charge and tax adjustment item described above, Teradata expects its 2008 earnings per share, on a non-GAAP basis, to be in the $1.30 to $1.40 range.

	Revised 2008 FY Guidance	Prior 2008 FY Guidance
Year-over-year revenue growth:	1 – 4%	5 – 8%

Earnings per share (EPS) - GAAP	$1.27 - $1.37	$1.35 - $1.45
Earnings per share (EPS) - Non-GAAP (1a)	$1.30 - $1.40	$1.35 - $1.45

2008 Third-quarter Earnings Conference Call

A conference call is scheduled today at 10:00 a.m. (ET) to discuss the company’s third-quarter results, as well as its full-year guidance for 2008. Access to the conference call, as well as a replay of the call, is available on Teradata’s Web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on Teradata’s Web site.

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About Teradata Corporation

Teradata Corporation (NYSE: TDC) is the world’s largest company solely focused on raising intelligence through data warehousing, consulting services and enterprise analytics. Teradata is in more than 60 countries and on the Web at www.teradata.com.

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Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as free cash flow, non-GAAP EPS and non-GAAP operating income, both of which exclude certain items) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

a) The following table reconciles Teradata’s earnings per diluted share, or EPS, under GAAP in the third quarter of 2008 and 2007, and the company’s 2008 guidance, to the company’s EPS for the periods presented, excluding certain items. Our management regularly uses supplemental non-GAAP financial measures, such as EPS excluding certain items, internally to understand, manage and evaluate our business and make operating decisions. The company believes such non-GAAP financial measures provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations and are useful for period-over-period comparisons of such operations and results. The company also believes this information is useful for investors because it can provide consistency and comparability with past reports and projections of future results.

Reconciliation of GAAP to Non-GAAP Measures:

	Q3 2008 Actual	Q3 2007 Actual	FY 2008 Guidance
Diluted Earnings Per Share (GAAP)	$0.33	$0.16	$1.27 – 1.37

Impairment of equity investment	0.01		0.01

Federal income tax accrual adjustment	0.02		0.02

Costs related to Teradata’s spin off from NCR Corporation		0.07

Tax adjustment - tax rate change in Germany		0.06

Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.36	$0.29	$1.30 – 1.40

(b) Teradata’s management also looks at the company’s operating results excluding certain items to assess financial performance. The company believes this information is useful for investors because it can provide a more complete understanding of Teradata’s underlying operational performance, as well as consistency and comparability with past reports. The following table reconciles Teradata’s Operating Income under GAAP in the third quarter of 2008 and 2007 to the company’s results during the period excluding certain items.

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Reconciliation of GAAP to Non-GAAP Measures:

(shown in millions)

	Q3 2008 Actual	Q3 2007 Actual
Operating Income (GAAP)	$86	$66
Spin-off costs borne by Teradata	—	15

Adjusted Operating Income (Non-GAAP)	$86	$81

(c) Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definition of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure.

2.	The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the impact of our separation from NCR Corporation and risks relating to our ability to operate effectively as a stand-alone, publicly traded company; changes in our cost structure, management, financing and business operations following our separation from NCR; the rapidly changing and intensely competitive nature of the information technology industry and the data enterprise warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission and the company’s annual reports to stockholders The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended September 30
	Three Months		Nine Months
	2008	2007	2008	2007
Revenue
Products	$213	$232	$599	$644
Services	226	207	670	592

Total revenue	439	439	1,269	1,236

Product gross margin	137	142	388	409
% of Revenue	64.3%	61.2%	64.8%	63.5%
Services gross margin	100	87	292	246
% of Revenue	44.2%	42.0%	43.6%	41.6%

Total gross margin	237	229	680	655
% of Revenue	54.0%	52.2%	53.6%	53.0%

Selling, general and administrative expenses	123	128	371	339
Research and development expenses	28	35	78	92

Income from operations	86	66	231	224
% of Revenue	19.6%	15.0%	18.2%	18.1%

Interest income	3	—	8	—
Other (expense)	(4)	—	(4)	—

Interest and Other (expense), net	(1)	—	4	—

Income before income taxes	85	66	235	224
% of Revenue	19.4%	15.0%	18.5%	18.1%

Income tax expense	25	37	64	103

Net income	$60	$29	$171	$121

% of Revenue	13.7%	6.6%	13.5%	9.8%

Net income per common share
Basic	$0.34	$0.16	$0.95	$0.67
Diluted	$0.33	$0.16	$0.94	$0.67

Weighted average common shares outstanding
Basic	177.5	180.7	179.1	180.7
Diluted	179.4	180.7	181.0	180.7

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	September 30, 2008	December 31, 2007	September 30, 2007
Assets

Current assets
Cash and cash equivalents	$328	$270	$196
Short term investments	50	—	—
Accounts receivable, net	380	507	394
Inventories, net	42	51	39
Other current assets	58	45	44

Total current assets	858	873	673

Property and equipment, net	89	94	75
Capitalized software, net	79	61	63
Goodwill	106	90	90
Deferred income taxes	129	140	140
Other assets	35	36	34

Total assets	$1,296	$1,294	$1,075

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$77	$120	$75
Payroll and benefits liabilities	80	91	82
Deferred revenue	237	246	236
Other current liabilities	99	115	58

Total current liabilities	493	572	451

Pension and other postemployment plan liabilities	83	88	81
Other liabilities	6	3	3

Total liabilities	582	663	535

Stockholders’ equity
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 180.0, 181.0, and 180.7 shares issued at September 30, 2008, December 31, 2007, and September 30 ,2007, respectively	2	2	2
Paid-in capital	557	555	551
Treasury Stock	(99)	—	—
Retained earnings	250	79	—
Accumulated other comprehensive income (loss)	4	(5)	(13)

Total stockholders’ equity	714	631	540

Total liabilities and stockholders’ equity	$1,296	$1,294	$1,075

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended September 30
	Three Months		Nine Months
	2008	2007	2008	2007
Operating activities
Net income	$60	$29	$171	$121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14	18	47	51
Stock-based compensation expense	5	4	15	11
Excess tax benefit from stock-based compensation	—	—	(1)	—
Deferred income taxes	13	42	29	71
Impairment on equity investment	3	—	3	—
Changes in assets and liabilities:
Receivables	65	(12)	141	(11)
Inventories	—	(4)	9	—
Current payables and accrued expenses	(22)	30	(60)	13
Deferred revenue	(46)	(10)	(3)	41
Other assets and liabilities	2	(3)	(29)	(8)

Net cash provided by operating activities	94	94	322	289

Investing activities
Purchase of short-term investments	—	—	(50)	—
Expenditures for property and equipment	(2)	(12)	(13)	(27)
Additions to capitalized software	(13)	(11)	(45)	(37)
Purchased software license	—	—	(2)	(5)
Other investing activities and business acquisitions, net	—	1	(22)	(4)

Net cash used in investing activities	(15)	(22)	(132)	(73)

Financing activities
Repurchase of common stock	(65)	—	(137)	—
Excess tax benefit from stock-based compensation	—	—	1	—
Cash contributions from former Parent	—	196	—	196
Transfer to former Parent, net	—	(72)	—	(216)
Other financing activities, net	2	—	6	—

Net cash (used in) provided by financing activities	(63)	124	(130)	(20)

Effect of exchange rate changes on cash and cash equivalents	(5)	—	(2)	—

Increase in cash and cash equivalents	11	196	58	196
Cash and cash equivalents at beginning of period	317	—	270	—

Cash and cash equivalents at end of period	$328	$196	$328	$196

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended September 30
	Three Months			Nine Months
	2008	2007	% Change	2008	2007	% Change
Revenue

Americas	$253	$245	3%	$699	$711	-2%
EMEA	106	116	-9%	337	302	12%
APJ	80	78	3%	233	223	4%

Total revenue	439	439	0%	1,269	1,236	3%

Segment gross margin

Americas	144	133		394	402
% of Revenue	56.9%	54.3%		56.4%	56.5%
EMEA	55	59		175	144
% of Revenue	51.9%	50.9%		51.9%	47.7%
APJ	38	37		111	109
% of Revenue	47.5%	47.4%		47.6%	48.9%

Total gross margin	237	229		680	655
% of Revenue	54.0%	52.2%		53.6%	53.0%

Selling, general and administrative expenses	123	128		371	339
Research and development expenses	28	35		78	92

Income from operations	$86	$66		$231	$224

% of Revenue	19.6%	15.0%		18.2%	18.1%